                                                                    EXHIBIT 10.2


                  AMENDMENT NO. 4 TO LOAN DOCUMENTS AND WAIVER
                  --------------------------------------------


                                                                   July __, 1998


Foothill Capital Corporation
11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California 90025

Ladies and Gentlemen:

     Foothill Capital Corporation ("Foothill") and KPR Sports International, Inc. ("KPR") and RYKA INC. ("RYKA"; and together with KPR, individually, "Borrower" and collectively, "Borrowers") have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement dated as of December 15, 1997 by and among Foothill and Borrowers, as amended by Consent, Amendment No. 1 to Loan Documents and Subordination Agreement, dated as of January 28, 1998, Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of February 20, 1998, Consent, Amendment No. 2 to Loan Documents and Waiver as to Certain Events of Default, dated March 25, 1998, and Consent and Amendment No. 3 to Loan Documents, dated as of May 12, 1998 (as so amended, the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, without limitation, the Continuing Limited Guaranty, dated as of December 15, 1997, executed and delivered by Michael Rubin in favor of Foothill in respect of the Obligations of Borrowers to Foothill (the "Rubin Guaranty") and the Rubin Subordination Agreement (as defined in the Loan Agreement. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrowers have requested that Foothill (a) make certain Advances to Borrowers, for a limited period of time, in excess of the Borrowing Base, amend certain other provisions of the Loan Agreement and waive certain Events of Default that have occurred and are continuing, and Foothill is willing to agree to the foregoing, on and subject to the terms and conditions contained in this Amendment No. 4 to Loan Documents and Waiver (this "Amendment").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.   Definitions.
     -----------

     a.   Additional Definitions.  As used herein, the following terms shall
          ----------------------
          have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

          i. "Overadvance Limit" shall mean $3,000,000 for the period from and after the effective date of this Amendment through and including September 16, 1998, $2,000,000 commencing with the opening of business on Thursday, September 17, 1998, through and including September 23, 1998, $1,000,000 on the opening of business on Thursday, September 24, 1998 through and including September 30, 1998, and zero on the opening of business on Friday, October 1, 1998 and at all times thereafter.

          ii. "Overadvances" shall mean the Advances hereafter made by Foothill to or for the benefit of each Borrower on a revolving basis (consisting of advances, repayments and readvances) as set forth in Section 2 hereof.

          iii   "Overadvances Termination Date" shall mean September 30, 1998.

     b.   Amendment to Definition.  All references to the term "Advances" in the
          -----------------------
          Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Overadvances.

2.   Overadvances.
     ------------

     a. In addition to the Advances which may be made by Foothill to each Borrower pursuant to Section 2.1 of the Loan Agreement, upon the request of a Borrower, made at any time and from time to time prior to the Overadvance Termination Date, subject to the terms and conditions contained herein, in the Loan Agreement and in the other Loan Documents, Foothill shall make Overadvances to such Borrower in amounts in excess of the amounts otherwise available to such Borrower under Section 2.1 of the Loan Agreement (as calculated by Foothill, and subject to the sublimits provided for in the Loan Agreement and reserves established by Foothill, if any, pursuant to Section 2.1(b) of the Loan Agreement) up to the aggregate amount for both Borrowers not to exceed the Overadvance Limit as then in effect.

     b. Without limiting any of the rights of Foothill pursuant to Section 2(d) below or otherwise, on each date when any reduction to the Overadvance Limit becomes effective, Borrowers agree absolutely and unconditionally to automatically and without demand make a payment to Foothill in respect of the Overadvances in an amount equal to the excess, if any, of the aggregate unpaid

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

          principal amount of the Overadvances (including, without limitation, any Letters of Credit issued as part of the Overadvances) over the amount of Overadvance Limit as so reduced.

     c. Except in Foothill's discretion, Borrowers shall have no right to receive, and Foothill shall not make, any Overadvances in excess of the Overadvance Limit as then in effect or at any time after the Overadvance Termination Date. The Overadvances shall be secured by all Collateral.

     d. Unless sooner demanded by Foothill in accordance with the terms of the Loan Agreement or the other Loan Documents, or otherwise due as provided above, all outstanding and unpaid Obligations arising pursuant to the Overadvances (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrowers to Foothill) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrowers shall pay to Foothill in cash or other immediately available funds all such Obligations on the Overadvance Termination Date.

     e. Each Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrowers to pay such Obligations arising pursuant to the Overadvances in accordance with the terms of Sections 2(b) and 2(d) above shall constitute an Event of Default.

     f. In the event that any Letters of Credit shall have been issued pursuant hereto which are permitted to be issued only as part of the Overadvances, then all such Letters of Credit shall have expired or been drawn upon in full no later than the Overadvance Termination Date. In the event that, at the close of business on the Overadvance Termination Date, the aggregate amount of Advances under Section 2.1(a) of the Loan Agreement would exceed the amount permitted to be outstanding thereunder as to a Borrower, as a result of any Letters of Credit issued for the account of such Borrower as part of the Overadvances, then, not later than the close of business on such day, such Borrower shall repay that portion of the Overadvances in an amount equal to the aggregate amount of such excess amount.

     g. Notwithstanding anything to the contrary contained in the Loan Agreement or in the Rubin Subordination Agreement, from and after the effective date of this Amendment through and including the Overadvance Termination Date and until such time as all Obligations of Borrowers under and in respect of the Overadvances have been paid in full (such date, the "Overadvances Payment Date"), KPR shall not make any payments of principal whatsoever in respect of the Junior Debt (as defined in the Rubin Subordination Agreement) otherwise permitted pursuant to the Rubin Subordination Agreement to be made by KPR to Rubin during such

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

          period (collectively, the "Suspended Permitted Payments") and KPR may make and Rubin may receive the Suspended Permitted Payments at any time after the Overadvances Payment Date and prior to December 31, 1998.

     h. Notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, during the period from and after the effective date of this Amendment through and including the Overadvance Termination Date, and unless and until all Overadvances are paid in full, the Borrowing Base as to each Borrower shall not include the Seasonal Supplemental Credit, and Borrowers shall have no right to receive, and Foothill shall have no obligation to make, Advances to Borrowers in respect of the Seasonal Supplemental Credit.

3.   Rubin Guaranty of Overadvances.  By his signature hereinbelow, Rubin hereby
     ------------------------------
     acknowledges, confirms and agrees with and in favor of Foothill that:

     a. Notwithstanding anything to the contrary contained in the Rubin Guaranty, the Guaranteed Obligations (as defined in the Rubin Guaranty) include, without limitation, all obligations and indebtedness of the Borrowers to Foothill arising under and in respect of the Overadvances, and in accordance with the Rubin Guaranty, Rubin irrevocably and unconditionally guarantees to Foothill the full, final and indefeasible payment of, without limitation, all of the Overadvances, each reference in the Rubin Guaranty to Guaranteed Obligations is hereby amended to mean and include in addition, and not in limitation, the Overadvances, and the Overadvances shall be secured by all of the Real Property Collateral;

     b. Section 2(b) of the Rubin Guaranty is hereby amended and restated in its entirety as follows:

          "(b) Notwithstanding anything to the contrary contained in this Guaranty, the liability of Guarantor hereunder for the Guaranteed Obligations shall not exceed an amount equal to the unpaid principal balance of either the Overadvances or the Seasonal Supplemental Credit (as such terms are defined in the Loan Agreement) outstanding at any time Foothill seeks to exercise its rights hereunder, plus interest thereon, and all fees, costs and charges related thereto."

     c. Section 2(c)(ii) of the Rubin Guaranty is hereby amended and restated in its entirety as follows:

          "(ii) Foothill shall have received indefeasible payment in full, in immediately

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

          available funds, of all Overadvances and of all amounts outstanding under the Seasonal Supplemental Credit (including principal, interest, unreimbursed amounts in respect of Letter of Credit drawings, fees, costs and other charges) and all Letters of Credit which were issued or outstanding as part of the Overadvances or under a Seasonal Supplemental Credit shall have expired or been terminated;"

4.   Amendment to Account Concentration Limit.  Solely during the period
     ----------------------------------------
     commencing as the effective date of this Amendment through and including December 31, 1998, Subsection (h) of the definition of Eligible Accounts set forth in Section 1.1 of the Loan Agreement shall be amended with respect to Just For Feet, Inc. by deleting the reference to "25%" set forth opposite such Account Debtor and substituting "35%" therefor. From and after January 1, 1999, such percentage limit for Just for Feet, Inc. shall again be "25%"; provided, however, that in the event that Foothill receives
                     --------  -------
     on or before December 31, 1998 a written non-offset agreement executed and delivered in favor of Foothill by Just for Feet, Inc., in form and substance satisfactory to Foothill, pursuant to which, among other things, such Account Debtor agrees that it will at all times pay and remit to Foothill (as assignee of and secured party with respect to all Accounts at any time owing by such Account Debtor to either Borrower) the amount of each invoice evidencing each such Account, in accordance with its terms, without asserting against Foothill any offset, claim, counterclaim or deduction which such Account Debtor may have against either Borrower, and Foothill acknowledges in writing that such non-offset letter is in fact satisfactory to Foothill, then such relevant percentage shall thereupon be increased to "35%".

5.   Waiver of Event of Default.  Borrowers and Rubin acknowledge, confirm and
     --------------------------
     agree with and in favor of Foothill that an Event of Default has occurred and is continuing as a result of KPR's making to Rubin, on or about July 1, 1998, a $250,000 principal payment on account of the Junior Debt (as defined in the Rubin Subordination Agreement), notwithstanding that KPR and Rubin had at the time of such payment failed to satisfy the conditions precedent relating to the making of such principal payment set forth in
     Section 2.2(b)(ii)(z) and (xx) of the Rubin Subordination Agreement (such Event of Default is hereinafter referred to as the "Existing Default"). At the request of Borrowers and Rubin, Foothill hereby waives the Existing Default, provided, however, that nothing contained herein shall constitute a waiver of any other existing Event of Default or any future noncompliance with the Rubin Subordination Agreement and, further, nothing contained herein shall limit, impair, waive or otherwise affect any other term or condition of the Rubin Subordination Agreement, the Loan Agreement or any other Loan Document, all of which remain in full

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

     force and effect in accordance with all of their respective existing terms and conditions.

6.   Amendment Fee.  In consideration of the amendments set forth herein,
     -------------
     including, without limitation, Foothill's agreement to make Overadvances to Borrowers as set forth in this Amendment, Borrowers shall on the date hereof pay to Foothill or Foothill, at its option, may charge the account(s) of Borrowers maintained by Foothill, an amendment fee in the amount of $25,000, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

7.   Representations, Warranties and Covenants.  In addition to the continuing
     -----------------------------------------
     representations, warranties and covenants heretofore or hereafter made by Borrowers to Foothill pursuant to the Loan Agreement and the other Loan Documents, each Borrower and Rubin hereby represents, warrants and covenants with and to Foothill as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     a. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement and waiver of the Existing Default made by this Amendment); and

     b. This Amendment has been duly executed and delivered by each Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower(s) and Rubin contained herein constitute their legal, valid and binding obligations enforceable against them in accordance with their respective terms.

8.   Conditions Precedent.  The effectiveness of the amendments contained herein
     --------------------
     shall be subject to the following:

     a. the receipt by Foothill of an original of this Amendment, duly authorized, executed and delivered by each Borrower and each Guarantor; and

     b. other than the Existing Default, no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

9.   Effect of this Amendment.
     ------------------------

          Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the

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

effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Agreement, the other Loan Documents amended hereby and this Amendment shall be read and be construed as one agreement.

10.  Further Assurances.  The parties hereto shall execute and deliver such
     ------------------
     additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

11.  Governing Law.  The validity, interpretation and enforcement of this
     -------------
     Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

12.  Binding Effect.  This Amendment shall be binding upon and inure to the
     --------------
     benefit of each of the parties hereto and their respective successors and assigns.

13.  Counterparts.  This Amendment may be executed in any number of
     ------------
     counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                              Very truly yours,

                              KPR SPORTS INTERNATIONAL, INC.

                              By:  /s/ Michael Rubin
                                 -------------------------------

                              Title:  President
                                    ----------------------------

                              RYKA, INC.

                              By:   /s/ Michael Rubin
                                 -------------------------------
                              Title:     CEO
                                    ----------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

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

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AGREED:

FOOTHILL CAPITAL CORPORATION

By:  /s/ Bruce Rivers
   -------------------------
Title:   AVP
      ----------------------

ACKNOWLEDGED AND AGREED TO
IN ALL RESPECTS:

GLOBAL SPORTS, INC.

By:   /s/ Michael Rubin
   -------------------------
Title:  CEO
      ----------------------

APEX SPORTS INTERNATIONAL, INC.

By:  /s/ Michael Rubin
   -------------------------
Title:   President
      ----------------------

MR MANAGEMENT, INC.

By:  /s/ Michael Rubin
   -------------------------
Title:    President
      ----------------------

  /s/ Michael Rubin
----------------------------
MICHAEL RUBIN

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